Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS FIRST-QUARTER 2019 RESULTS

First-Quarter 2019 Highlights

–	Same-Store Revenues, Adjusted EBITDAR and Operating Margins Up in All Segments

–	Las Vegas Locals Achieves Highest First-Quarter Adjusted EBITDAR in 12 Years

–	Midwest & South Posts 4th Straight Quarter of Same-Store Adjusted EBITDAR Growth

–	New Acquisitions on Track to Deliver Expected Results, Achieve Target Synergies

LAS VEGAS - APRIL 25, 2019 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the first quarter ended March 31, 2019.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “This was another great quarter for our Company, as the successful execution of our strategy continues to deliver growth and margin improvement across every segment of our business. Both of our Nevada segments continued to achieve solid growth in profitable revenues, Adjusted EBITDAR and operating margins, driven by a robust regional economy and operational and marketing refinements. Our Midwest and South business produced its fourth consecutive quarter of same-store Adjusted EBITDAR gains, overcoming severe winter weather early in the quarter with an exceptionally strong March performance. We also made substantial progress integrating our recent acquisitions and realizing synergies, positioning us to take advantage of the long-term potential of our new properties. In all, we remain confident in the direction of our Company, and committed to creating long-term value for our shareholders.”

Boyd Gaming reported first-quarter revenues of $827.3 million, a 36.5% increase from $606.1 million in the first quarter of 2018. The Company reported net income of $45.5 million, or $0.40 per share, for the first quarter of 2019, compared to $41.4 million, or $0.36 per share, for the year-ago period.

Total Adjusted EBITDAR(1) was $223.0 million in the first quarter of 2019, up 39.0% from $160.5 million in the first quarter of 2018. Adjusted Earnings(1) for the first quarter of 2019 were $48.9 million, or $0.43 per share, compared to Adjusted Earnings of $45.2 million, or $0.39 per share, for the same period in 2018.

Results for the first quarter of 2019 include $213.0 million in revenues and $59.5 million in Adjusted EBITDAR from Ameristar Kansas City, Ameristar St. Charles, Belterra Resort and Belterra Park, acquired on October 15, 2018; Valley Forge Casino Resort, acquired by the Company on September 17, 2018; and Lattner Entertainment, acquired on June 1, 2018.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, first-quarter 2019 revenues were $222.9 million, up from $222.2 million in the year-ago quarter. First-quarter 2019 Adjusted EBITDAR was $74.2 million, improving 4.5% from $71.0 million in the first quarter of 2018.

A strong regional economy, as well as continued operational efficiencies and marketing refinements, contributed to revenue and Adjusted EBITDAR growth across the Las Vegas Locals segment. Operating margins improved more than 130 basis points year-over-year, as the segment recorded its highest first-quarter Adjusted EBITDAR since 2007.

Downtown Las Vegas
In the Downtown Las Vegas segment, revenues were $63.0 million in the first quarter of 2019, growing from $60.5 million in the year-ago period. Adjusted EBITDAR was $15.0 million in the first quarter of 2019, increasing 13.7% from $13.2 million in the year-ago quarter.

Strong revenue and EBITDAR growth at all three downtown properties drove a record first-quarter Adjusted EBITDAR performance for the segment, as operating margins rose nearly 200 basis points. Segment operations continued to benefit from strength in the Company’s Hawaiian customer base, as well as long-term growth in visitation to the downtown area.

Midwest and South
In the Midwest and South segment, revenues were $541.4 million, up from $323.5 million in the first quarter of 2018. Adjusted EBITDAR was $156.5 million, growing from $94.2 million in the year-ago period. Results for the segment include contributions from the Company’s newly acquired properties.

Despite severe winter weather, the segment achieved its fourth consecutive quarter of same-store Adjusted EBITDAR growth, driven by operational and marketing refinements, as well as healthy economic conditions across the Company’s regional markets. On a combined basis, the Company’s newly acquired properties also produced strong results for the quarter, growing both revenue and Adjusted EBITDAR compared to their year-ago performance on a standalone basis.

Balance Sheet Statistics
As of March 31, 2019, Boyd Gaming had cash on hand of $247.7 million, and total debt of $4.0 billion.

Full-Year 2019 Guidance
For the full year 2019, Boyd Gaming reaffirms its previously provided guidance of total Adjusted EBITDAR of $885 million to $910 million.

Conference Call Information
Boyd Gaming will host a conference call to discuss first-quarter 2019 results today, April 25, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 3108761. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com or https://www.webcaster4.com/Webcast/Page/964/30205.

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, April 25, beginning at 7:00 p.m. Eastern and continuing through Thursday, May 2, at 11:59 p.m. Eastern. The conference number for the replay will be 10130517. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2019 (a)	2018 (b)
Revenues
Gaming	$620,253	$440,463
Food & beverage	111,090	85,399
Room	57,244	47,912
Other	38,701	32,344
Total revenues	827,288	606,118
Operating costs and expenses
Gaming	276,421	188,863
Food & beverage	102,114	82,657
Room	26,864	20,918
Other	23,880	20,805
Selling, general and administrative	114,424	86,711
Master lease rent expense (c)	23,962	—
Maintenance and utilities	38,100	27,926
Depreciation and amortization	67,253	51,276
Corporate expense	22,705	18,022
Share-based compensation expense	9,709	8,927
Project development, preopening and writedowns	4,031	3,440
Other operating items, net	199	1,799
Total operating costs and expenses	709,662	511,344
Operating income	117,626	94,774
Other expense (income)
Interest income	(106)	(457)
Interest expense, net of amounts capitalized	61,330	44,259
Loss on early extinguishments and modifications of debt	—	61
Other, net	115	(380)
Total other expense, net	61,339	43,483
Income before income taxes	56,287	51,291
Income tax provision	(10,836)	(9,892)
Net income	$45,451	$41,399

Basic net income per common share	$0.40	$0.36
Weighted average basic shares outstanding	113,340	114,375

Diluted net income per common share	$0.40	$0.36
Weighted average diluted shares outstanding	113,871	115,154
__________________________________________
(a) Results for the three months ended March 31, 2019 include Lattner Entertainment, acquired on June 1, 2018, Valley Forge Casino Resort, acquired on September 17, 2018, and Ameristar Casino Kansas City, Ameristar Casino St. Charles, Belterra Resort and Belterra Park, acquired on October 15, 2018 (collectively, the “Acquired Businesses”). See Boyd Gaming’s Form 10-K for the period ended December 31, 2018, for further information regarding the Acquired Businesses.
(b) Prior year operating costs and expense amounts reflect the reclassification of share-based compensation expense to conform with the current year presentation of this expense as a single line item.
(c) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2019 (a)	2018
Total Revenues by Reportable Segment
Las Vegas Locals	$222,850	$222,175
Downtown Las Vegas	63,026	60,468
Midwest and South	541,412	323,475
Total revenues	$827,288	$606,118

Adjusted EBITDAR by Reportable Segment
Las Vegas Locals	$74,234	$71,030
Downtown Las Vegas	15,025	13,218
Midwest and South	156,471	94,246
Property Adjusted EBITDAR	245,730	178,494
Corporate expense	(22,705)	(18,022)
Adjusted EBITDAR	223,025	160,472
Master lease rent expense (b)	(23,962)	—
Adjusted EBITDA	199,063	160,472

Other operating costs and expenses
Deferred rent	245	256
Depreciation and amortization	67,253	51,276
Share-based compensation expense	9,709	8,927
Project development, preopening and writedowns	4,031	3,440
Other operating items, net	199	1,799
Total other operating costs and expenses	81,437	65,698
Operating income	117,626	94,774
Other expense (income)
Interest income	(106)	(457)
Interest expense, net of amounts capitalized	61,330	44,259
Loss on early extinguishments and modifications of debt	—	61
Other, net	115	(380)
Total other expense, net	61,339	43,483
Income before income taxes	56,287	51,291
Income tax provision	(10,836)	(9,892)
Net income	$45,451	$41,399
__________________________________________
(a) Results for the three months ended March 31, 2019 include the Acquired Businesses, which are included in the Midwest and South segment.
(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliations of Net Income to Adjusted Earnings
and Net Income Per Share to Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2019 (a)	2018
Net income	$45,451	$41,399
Pretax adjustments:
Project development, preopening and writedowns	4,031	3,440
Other operating items, net	199	1,799
Loss on early extinguishments and modifications of debt	—	61
Other, net	115	(380)
Total adjustments	4,345	4,920

Income tax effect for above adjustments	(933)	(1,107)
Adjusted earnings	$48,863	$45,212

Net income per share, diluted	$0.40	$0.36
Pretax adjustments:
Project development, preopening and writedowns	0.04	0.03
Other operating items, net	—	0.01
Loss on early extinguishments and modifications of debt	—	—
Other, net	—	—
Total adjustments	0.04	0.04

Income tax effect for above adjustments	(0.01)	(0.01)
Adjusted earnings per share, diluted	$0.43	$0.39

Weighted average diluted shares outstanding	113,871	115,154
__________________________________________
(a) Results for the three months ended March 31, 2019 include the Acquired Businesses.

Non-GAAP Financial Measures
Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, EBITDAR (EBITDA further adjusted for rent expense associated with a master lease), Adjusted EBITDAR, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR
EBITDA and EBITDAR are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provide our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA and EBITDAR when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA or Adjusted EBITDAR. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting. We use Adjusted EBITDA and Adjusted EBITDAR in this press release because we believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making. Adjusted EBITDA and Adjusted EBITDAR are among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA and Adjusted EBITDAR as measures in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA and Adjusted EBITDAR are also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net. Adjusted EBITDAR reflects Adjusted EBITDA further adjusted for rent expense associated with a master lease with a real estate investment trust.

Adjusted Earnings and Adjusted EPS
Adjusted Earnings is net income before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, other non-recurring adjustments, net, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures
The use of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the benefits from the Company’s recently completed acquisitions, progress on its strategic plan, and the overall direction of the Company, continuing to create significant shareholder value, and all of the statements under the heading “Full-Year 2019 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; the results of operations of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the impact and effects of the local economies in the markets where the Company has operations; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states. The Company currently operates 1.77 million square feet of casino space, more than 38,000 gaming machines, 815 table games, more than 11,000 hotel rooms, and 320 food and beverage outlets. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service. For additional Company information and press releases, visit www.boydgaming.com.